FINANCING AND SECURITY AGREEMENT

This Financing and Security Agreement (the "Agreement") is made as of August 2, 2013, by and between General Sales and Leasing. Inc., a Nevada corporation (“GAIF”) and North Star Capital Group, Inc. (“NCG”), a Belize corporation.

WHEREAS. GAIF is engaged in the business of owning and leasing a Robinson R44 helicopter (tail number: 881KE) for rental use (the "Business''); and

WHEREAS, GAIF is in need of financing for the overhaul of 881KE (the “Overhaul”) which NCG is willing to provide on the terms and conditions provided herein;

NOW THEREFORE, in consideration of the mutual promises end agreements contained heroin, the parties hereto, intending to be legally bound hereby agree as follows:

1. Line of Credit Financing for Overhaul. NCR shall provide GAIF with a line of credit financing, as necessary for the Overhaul of 881KE of up to $220,000 ("Loan Amount''). Such amounts shall be advanced billed by the vendor for the Overhaul work as and when performed. Any amounts billed in excess of the limits to the Loan Amount shall be promptly paid by GAIF for the completion of all Overhaul work.

2. Payment Terms.

a. Regular interest only payments shall be made on a semi-annual basis with the first interest only payment of 9.5% of the outstanding principal balance due on February 2, 2014, and each successive interest only payment due every six (6) months thereafter. Interest shall be calculated on outstanding principal on a 365 day basis.

b. All principal and accrued interest not paid earlier shall be due and payable by GAIF on or before August 2, 2015.

c. Additionally, within the first 10 days of the first day of each month following the first month in which 881KE is placed back into service after the Overhaul, GAIF shall pay NCR 25% of its net rental income received from the lease of 881KE during the prior month. Payments made under this section shall be applied against the outstanding principal balance and shall continue until the Loan Amount is paid in full.

d. All payments not otherwise designated, shall be applied first to interest, then to principal and shall be credited to GAIF's account on tl1e date that such payment is physically received by NCG.

f. GAIF shall have the tight to prepay all or any part of the principal due under this Agreement at any time, without penalty.

3. Grant of Security Interest. As collateral security for the prompt, complete, and timely satisfaction of all present and future indebtedness, liabilities, duties, and obligations of GAIF to NCG evidenced by or arising under this Agreement, and including, without limitation, all principal and interest payable under this Agreement and all attorneys' fees, cost and expenses incurred by GAIF in the collection or enforcement of the same (collectively the “Obligations”) GAIF hereby pledges, assigns and grants to NCG a continuing security interest and lien in all of GAIF's right, title and interest in and to the property, whether now owned or hereafter acquired by GAIF and whether now existing or hereafter coming into existence or acquired, including the proceeds of any disposition thereof described on Exhibit “A'” attached hereto and incorporated herein by this reference (collectively, the “Collateral"). As applicable, the terms of this Agreement with respect to GAIF's granting of a security interest in the Collateral to NCO shall be deemed to be a security agreement under applicable provisions of the Uniform Commercial Code CC' "),with GAIF as the debtor and NCG as the secured party. It is understood that the grant of a security interest herein is junior in priority to a prior purchase money security interest granted to Western Intermountain Holdings Trust.

4. Perfection. Upon the execution and delivery of this Agreement, GAIF authorizes NCG to file such financing statements and other documents in such offices as shall be necessary or as NCG may reasonably deem necessary to perfect and establish the priority of the liens granted by this Agreement, including any amendments, modifications, extensions or renewals thereof. GAIF agrees, upon NCG's request, to take all such actions as shall be necessary or as NCG may reasonably request to perfect and establish the priority of the liens granted by this Agreement, including any amendments, modifications, extensions or renewal hereof. GAIF shall cooperate fully with NCG in establishing and maintaining NCG's perfection of NCG's security interest in the Collateral, including notifying and keeping NCG apprised of the current location of all of the Collateral which consists of physical property and the status of all accounts payable or similar rights which are a part of the Collateral.

5. Representations and Warranties of GAIF. GAIF hereby represents and warrants the following to NCG:

a. GAIF and those executing this Agreement on its behalf have the full right, power, and authority to execute deliver and perform the Obligations under this Agreement, which are not prohibited or restricted under the articles of incorporation or bylaws of GAIF. This Agreement has been duly executed and delivered by an authorized officer of GAIF and constitutes a valid and legally binding obligation of GAIF enforceable in accordance with its terms.

b. The execution of this Agreement and GAIF's compliance with the terms, conditions and provisions hereof docs not conflict with or violate any provision of any agreement, contract, lease, deed of trust, indenture, or indenture to which GAIF is a party or by which GAIF is bound, or constitute a default thereunder or result in the imposition of any lien, charge encumbrance, claim or security interest of any nature whatsoever upon any of the Collateral.

c. The security interest granted hereby in and to the Collateral constitutes a present, valid, binding and enforceable security interest as collateral security for the Obligations, and, except as to leased equipment or purchase-money encumbrances existing as of the date of this Agreement expressly disclosed to NCG in writing such interests. upon perfection, will be senior and prior m any liens, encumbrances, charges, title defects, interests and rights of any others with respect to such Collateral other than already disclosed.

6. Covenant of GAIF. For so long as any Obligations remain outstanding:

a. GAIF shall use the proceeds of this Agreement solely for the Overhaul of a 2002 Robinson R44 Raven II, Aircraft Registration Number N881KE, Serial Number 10031. All funds advanced hereunder shall be deposited into an escrow established for such purpose or paid directly to the Vendor doing the Overhaul.

b. GAIF shall not sell, assign or transfer any of the Collateral, or any part thereof or interest therein except in the ordinary course of its business;

c. GAIF shall pay or cause to be paid promptly when due all taxes and assessments on the Collateral as well as any shortfall necessary to complete the Overhaul of the Aircraft.

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7. Use of Collateral. For so long as no event of default shall have occurred and be continuing under this Agreement, GAIF shall be entitled to use and possess the Collateral and to exercise its rights, title and interest in all contracts, agreements and licenses subject to the rights remedies, powers and privileges of NCG under this Agreement and to such use, possession or exercise not otherwise constituting an event of default. Notwithstanding anything herein to the contrary, GAIF shall remain liable to perform its duties and obligations under the contracts and agreements included in the Collateral in accordance with their respective term to the same extent as if this Agreement had not been executed and delivered; the exercise by NCG of any right, remedy, power or privilege in respect of this Agreement shall not release GAIF from any of its duties and obligations under such contracts and agreements; and NCG shall have no duty, obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall NCG be obligated to perform any of the duties or obligations of GAIF under any such contract or agreement or to tab any action to collect or enforce any claim (for payment) under any such contract or agreement

8. Defaults. The following events shall be defaults under this Agreement:

a. GAIF's failure to remit any payment under this Agreement on before the date due, if such failure is not cured in full within five (5) days of written notice of default;

b. GAIF's failure to preform or breach of any non-monetary obligation or covenant set forth in this Agreement or in the Agreement if such failure is not cured in full within ten (10) days following delivery of written notice thereof from NCG to GAIF;

c. If GAIF is dissolved, whether pursuant to any applicable articles of incorporation or bylaws, and/or any applicable laws, or otherwise;

d. Default in GAIF's obligation for borrowed money, other than this loan, which shall continue for a period of twenty (20) days;

e. The commencement of any action or profiling which affects the Collateral or title thereto or the interest of NCG therein including but not limited to eminent domain, insolvency, code enforcement or arrangements or proceedings involving a bankrupt or decedent;

f. The entry of a decree or order by a court having jurisdiction in the premises adjudging GAIF bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of GAIF under the federal Bankruptcy code or any other applicable federal or state law, or appointing a receiver, liquidator assignee or trustee of GAIF, or any substantial part if its property, or ordering the winding up or liquidation of its affairs and the continuance of any such decree or order un-stayed and in effect for a period of twenty (20) days; or

g. GAIF's institution of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or its filing of a petition or answer or consent seeking reorganization or relief under the federal Bankruptcy Code or any other applicable for state law, or its consent to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of the company, or of any substantial part of its property, or its making of an assignment for the benefit of creditors or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by GAIP in furtherance of any such action.

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9. Right and Remedies of NCG. Upon the occurrence of an event of default by GAIF under this Agreement or at any time before default when NCG reasonably feels insecure then, in addition to ell other rights and remedies at law or inequity, NCG may exercise any one or more of the following rights and remedies:

a. Accelerate the time for payment of all amounts payable under this Agreement by written notice thereof to GAIF, whereupon all such amounts shall be immediately due and payable

b. Pursue and enforce all of the rights and remedies provided to a second party with respect to the Collateral under the Uniform Commercial Code.

c. Make such appearance disburse such sums, and take such action as NCG deems necessary, in its sole discretion, to protect NCG’s interest, including but not limited to (i) disbursement of attorneys’ fees, (ii) entry upon GAIF’s property to make repairs to the Collateral, and (iii) procurement of satisfactory insurance. Any amounts disbursed by NCG pursuant to this Section, with interest thereon, shall become additional indebtedness of OAIF secured by this Agreement and shall be immediately due and payable and shall bear interest from the date of disbursement at the default rate stated in this Agreement. Nothing contained in this Section shall require NCG to incur any expense or take any action.

d. Require GAIF to assemble the Collateral and make it available to NCG at the place to be designated by NCG which is reasonably convenient to both parties. NCG may sell all or any part of the Collateral as a whole or in part either by public auction, private sale, or other method of disposition. NCG may bid at any public sale on all or any portion of the Collateral. Unless the Collateral threatens to decline speedily in value, NCG shall give GAIF reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made, and notice given at least 10 days before the time of the sale or other disposition shall be conclusively presumed to be reasonable.

e. Purse any other rights or remedies available to NCG at law or in equity.

10. Interest To Accrue Upon Default. Upon the occurrence of an event of default by GAIF under this Agreement, the balance then owing under the terms of this Agreement flhaJ1accrue interest at the rate of Twelve Percent (12.0%) per month from the date of default until NCG is satisfied in full.

11. Full Recourse. The liability of GAIF for the Obligations shall not be limited to the Collateral, end GAIF shall have full liability therefor beyond the Collateral.

12. Representation of Counsel. GAIF acknowledges that they have consulted with or have had the opportunity to consult with their legal counsel prior to executing this Agreement. This Agreement l1llS been freely negotiated by GAIF and NCG and any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

13. Choice of Law: Actions. This Agreement shall be constructed and construed in accordance with the internal substantive laws of the State of Nevada, without regard to the choice of law principles of said State. GAIF acknowledges that this Agreement has been negotiated in Clark County. Nevada. Accordingly, the exclusive venue of my action suit, counterclaim or cross claim arising under, out o or in connection with this Agreement shall be the state or federal courts in Clark County, Nevada. GAIF hereby consents to the personal jurisdiction of any court of competent subject matter jurisdiction sitting in Clark County, Nevada.

14. Usury Savings Clause. GAIF expressly agrees and acknowledges that GAIF and NCG intend and. agree that this Agreement shall not be subject to the usury laws of any state other than the State of Nevada. Notwithstanding anything contained in this Agreement to the contrary, if collection from GAIF of interest at the rate set forth herein would be contrary to applicable laws, then the applicable interest rate upon default shall be the highest interest rate that may be collected from GAIF under applicable laws at such time.

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15. Cost of Collection. Should the indebtedness represented by this Agreement or any part hereof, be collected at law, in equity, or in any bankruptcy, receivership or other court proceeding, or this Agreement be placed in the hands of any attorney for collection after default, GAIF apes to pay, in addition to the principal and interest due hereon all reasonable attorneys' fees, plus all other costs and expenses of collection and enforcement, including any fees incurred in connection with such proceedings or collection under this Agreement and/or enforcement of NCG's rights with respect to the administration supervision, preservation or protection of, or realization upon, any Collateral securing payment hereof.

16. Miscellaneous.

a. This Agreement Blutl1be binding upon GA1F and shall inure the benefit of NCG and its successors, assigns, heirs, and legal representatives.

b. Any failure or delay by NCG to insist upon the strict performance of any term condition, covenant or agreement of this Agreement, or to exercise any right, power or remedy hereunder shall not constitute a waiver of any such term, condition, covenant, agreement, right, power or remedy.

c. Any provision of this Agreement that is unenforceable shall be severed from thi9 Agreement to the extent reasonably possible without invalidating or affecting the intent validity or enforceability of any other provision of this Agreement.

d. This Agreement may not be modified or amended in any respect except in a writing executed by the party to be charged.

e. Time is of the essence.

IN WITNESS WREREOF, this Agreement has been executed effective the date and place first written above.

General Sales and Leasing, Inc.
/s/ Ari Nagler

North Star Capital Group. Inc.
/s/ Authorized Signatory
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Exhibit “A”

Collateral

Each and all of the following in which General Sales and Leasing, Inc., a Nevada Corporation. has any right, title, or interest, regardless of the manner in which such items are formally held or titled; all as defined in the Nevada Uniform Commercial Code - Secured Transactions (Nevada Revised Statutes ("NRS'') §§ 104.9101 et. seq.) as of the date of the Agreement, and as the same may be amended hereafter:

(1)                 Accounts, as defined in NRS 104.9102(1)(a)

(2)                 Cash proceeds, as defined in NRS 104.9102(1)(1)

(3)                 Chattel paper, as defined in NRS 104.9102(1)(k)

(4)                 Commercial tort claims, as defined in NRS 104.9102(l)(m)

(5)                 Commodity accounts and commodity contracts, as defined in NRS 104.9102(1)(n) and NRS 104.9102(1)(0), respectively,

(6)                 Deposit amounts as defined in NRS 104.9102(l)(cc)

(7)                 Documents, as defined in NRS l04.9102(l)(dd)

(8)                 Electronic chattel paper, as defined in NRS l049102(1)(ee)

(9)                 Equipment, as defined in NRS 104.9102(1)(gg),and including, but not limited to. a2002 Robinson R44 Raven II aircraft, Aircraft Registration Number N881KE, Serial Number 10031

(10)             General intangibles, as defined in NRS 104.9102(1)(pp)

(11)             Goods, as defined in NRS 104.9102(l)(rr)

(12)             Instruments, as defined .in NRS 104.9102(1)(uu)

(13)             Inventory.as defined in NRS 104.9102(l)(vv)

(14)             Investment property. as defined in NRS 104.9102(1Xww)

(15)             Letter-of credit right, as defined in NRS 104.9102(l)(yy)

(16)             Noncash proceeds, as defined in NRS 104.9102{1)(fft)

(17)             Payment intangible. as defined in NRS 104.9102(l)(ill)

(18)             Proceeds, as defined in NRS 104.9102(1)(lll)

(19)             Promissory notes, as defined in NRS 104.9102(1)(mmm)

(20)             Record, as defined in NRS 104.9102(1)(qqq)

(21)             Software. as defined in NRS 104.9102(www)

(22)             Supporting obligations, as defined in NRS 104.9102(l)(yyy)

(23)             Tangible chattel paper, as defined in NRS 104.910:2(1)(zzz)

(24)             The following, as defined in NRS 104.9102(2): certificated securities, contracts for sale, leases, lease agreements, lease contracts, leasehold interests, letters of credit, negotiable instruments, notes, proceeds of letters of credit., securities, security certificates, security entitlements 1 and uncertificated securities.

In addition, the Collateral shall include all copyrights, all patents and patent applications (including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations in-part thereof), all trade names, trademarks and service marks, logos, trademark and service mark registrations (including all renewals of trademark and service mark registrations, and all rights corresponding thereto throughout the world together, in each case, with the goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark. but excluding any such registration that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Collateral), all inventions, processes, production methods, proprietary information, know-how and trade seems, all licenses or user or other agreements granted to General Sales and Leasing, Inc. with respect to any of the foregoing, in each case whether now or hereafter owned or used (including the licenses or other agreements with respect to any of the foregoing).

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